                                                                    EXHIBIT 99.3

                           LEASE TERMINATION AGREEMENT

         This LEASE TERMINATION AGREEMENT (the "Agreement") is made and entered into as of December 16, 2004 (the Execution Date), by and between Cygnus, Inc., a Delaware corporation ("Tenant") and Metropolitan Life Insurance Company, a New York corporation ("Landlord") with reference to the following.

                                    RECITALS:


     A. Landlord and Tenant are parties to that certain lease comprised of the following: that certain written Ten-Year Industrial Net Lease Agreement (Building No.2) dated September 27, 1988 entered into by Landlord's predecessor in interest (Seaport Centre Venture Phase I, a California general partnership, herein, the "Venture") and Tenant's predecessor in interest as Tenant (Cygnus Research Corporation, a California corporation), for certain premises of approximately 37,856 square feet of space in Building 2 of Phase I ("Premises"), whose current street address remains 400 Penobscot Drive, Redwood City, California, all as more particularly described therein, which Original Lease included Rider No.1 To Seaport Centre Standard Lease and Exhibits A, A-1& B (the "Original Lease"), as amended by that certain First Amendment to Ten-Year Industrial Net Lease Agreement (Building No.2) dated as of June 9, 1998 and entered into by Landlord and Tenant (the "First Amendment"), and as amended by that certain Second Amendment to Ten-Year Industrial Net Lease Agreement (Building No.2) dated as of April 30, 2003 and entered into by Landlord and Tenant (the "Second Amendment") (the Original Lease, as amended, is referred to as the "Lease" and Building 2 is sometimes referred to herein as the "Building".)

     B. Tenant has requested an early termination of the Lease, and the parties mutually desire to terminate the Lease, all on and subject to the terms and conditions hereof.


     NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

     1. Definitions; INITIAL PROVISIONS. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the Lease. Tenant acknowledges, represents and agrees as follows:

          (a) Tenant has provided Landlord with Tenant's most recent financial statements filed with the SEC. Tenant has described to Landlord Tenant's plan to seek to sell its assets and pursue an orderly dissolution. Payment of the Termination Fee is consistent with the above plan.

          (b) Tenant has requested an early termination of the Lease, has no need for the Premises after the Termination Date provided in this Agreement, desires to sell certain assets, if beneficial and possible, and in any event intends to cease to operate as a going concern. Tenant is experiencing significant losses from continuing operations and desires to reduce its liabilities and to reduce its rent payment obligations under the Lease in order to conserve its funds. If not modified by this Agreement, the current Expiration Date of the Term of the Lease (the Modified Term pursuant to the Second Amendment) would be April 30, 2009. If not modified by this Agreement, for the remaining Term from January 1, 2005 through April 30, 2009, the total base rent due and payable pursuant to the Lease would be approximately Three Million Eight Hundred Sixty-eight Thousand Eight Hundred Eighty-three Dollars and 20/100 ($3,868,883.20), and the total of Tenant's proportionate share of all operating expenses would be approximately One Million Two Hundred Thirty-one Thousand Seven Hundred Fifty Dollars and 37/100 ($1,231,750.37) (based upon projection of such payments at Landlord's estimated monthly rate for 2005 with annual increases of 3% thereafter), and Tenant is obligated to pay for insurance and certain utilities.

          (c) The Lease does not have leasehold value which would benefit Tenant. Under current market conditions with high vacancies, it is unlikely that Tenant would realize any leasehold value from any assignment or sublease, and it is not in Tenant's financial best interest to take the risk associated with an EFFORT to assign or sublease and the corresponding expenditure of significant sums, including but not limited to, rent during any vacancy period, brokers' commissions, tenant improvement allowances, and moving allowances. Further, pursuant to Paragraph 15(d) of the Lease, half of the rent from any assignment or sublease in excess of the rent payable under the Lease, net of certain costs of obtaining the assignment or sublease, would be payable to Landlord.

          (d) Payment of the Termination Fee hereunder will provide a benefit, or savings, to Tenant compared to what Tenant's liability and obligations otherwise would be under the Lease. The sum of the cash payment and application of the security deposit portion of the Termination Fee compared to continued payments by Tenant for base rent and Tenant's proportionate share of all operating expenses described above (which are only some of Tenant's continuing liabilities and financial obligations if the Lease continued) yields a savings to Tenant of approximately Four Million Two Hundred and Forty-nine Thousand Seventy-eight Dollars and 77/100 ($4,249,078.77).


          (e) Tenant will benefit by not removing (and by not being required to remove) any alterations, additions or improvements to, of or about the Premises (sometimes referred to as "Tenant Alterations"). Tenant does not desire, or have the right, to remove any Tenant Alterations. All Tenant Alterations are hereby confirmed to be part of the realty and belong to Lessor and shall be surrendered with the Premises.

          (f) Tenant will benefit to the extent it is relieved of the obligation to remove certain trade fixtures and personal property, as more particularly described below. The trade fixtures and personal property to remain in the Premises as described below do not have any benefit or value to Tenant and Tenant will benefit more to the extent this Agreement relieves Tenant of the obligation under the Lease to remove and dispose of such trade fixtures and personal property, and saves corresponding costs and expenses, including but not limited to the cost and expense to remove such trade fixtures and personal property, repair and restore the Premises, and to sell or dispose of such trade fixtures and personal property.

          (g) Tenant acknowledges that Landlord is entering into this Agreement solely as an accommodation to meet Tenant's business needs, and is willing to do so only on the terms and conditions set forth herein.

     2.   TERMINATION.

          (a) The Term of the Lease is hereby amended and terminated such that the Term of the Lease (including the Modified Term, as amended pursuant to the Second Amendment) shall expire on the date (the "Termination Date") which is the earlier of (a) March 31, 2005; or (b) the date which is no earlier than thirty (30) days after written notice from Landlord to Tenant specifying such earlier date as the Termination Date (but in no event earlier than February 28, 2005) in the event that Landlord desires to recover possession earlier if Landlord identifies a prospective tenant for all or part of the Premises, or if Landlord is making a proposal, responding to a proposal or request for proposal, or negotiating any such proposal, to, from or with a prospective tenant. Any and all options and rights of Tenant to extend the Term or expand the Premises are hereby terminated and of no further force or effect.

          (b) No later than the Termination Date, the Premises shall be surrendered by Tenant. Tenant shall fully comply with all obligations under the Lease through the Termination Date, including, without limitation, those provisions relating to the condition in which the Premises shall be surrendered, provided however, notwithstanding anything to the contrary contained in the Lease, it is understood and agreed that: (1) Tenant shall remove from the Premises, the Building and the Project all signs relating to the identity of the occupant and/or the business conducted in the Premises, and shall restore each affected area to its condition prior to the installation of such signs, at Tenant's sole cost and expense; (2) Tenant shall not be entitled to remove and shall not be obligated to remove any Tenant Alterations, except Tenant shall remain obligated to remove any Hazardous Materials and Tenant Alterations containing Hazardous Materials (provided, however, Tenant shall not be required to remove those improvements or fixtures specifically listed in Schedule 1 of Exhibit A to remain); and (3) Tenant shall remain entitled and obligated to remove all trade fixtures and personal property, except Tenant shall leave and surrender with the Premises the trade fixtures and personal property specifically listed in Schedule 1 of Exhibit A. Without limiting the generality of the foregoing, within thirty days after the Execution Date, Tenant shall: (i) cause a third party contractor to perform an audit by of the condition of the heating, ventilating and air conditioning systems for the Premises, the scope of which and contractor for which shall be subject to Landlord's prior written approval, deliver to Landlord a copy of the report of such audit, and perform all maintenance and repairs recommended by such report to place such systems in good, sanitary order, condition and repair in accordance with Paragraphs 12(a) and 28 of the Lease; and (ii) deliver to Landlord any plans and specifications, maintenance records, permits, and licenses pertaining to the Premises or to any improvements thereon, or to both (but not pertaining to Tenant's business conducted therein) in the possession of Tenant.

     3. PAYMENTS; CONSIDERATION; SECURITY DEPOSIT. Tenant shall continue to pay all Rent and other charges under the Lease accruing through the Termination Date, all of which shall be prorated through the Termination Date in accordance with the Lease and as provided herein, provided that so long as the entire Termination Fee is paid to and retained by Landlord, Tenant shall not be obligated to make additional payments of base rent and Tenant's proportionate share of operating expenses from January 1, 2005 through the Termination Date. Any undetermined Rent and other charges may be billed to Tenant when determined (and Tenant's obligation to pay the same shall survive termination of the Lease). Tenant agrees to indemnify and hold Landlord harmless against any utility charges or other charges relating to the Premises resulting from contracts between Tenant and utility suppliers which are the obligation of Tenant under the Lease and which accrue on or before the Termination Date. As additional consideration for this Agreement, Tenant shall pay Landlord the Termination Fee (defined below) in immediately available funds and without any deduction or offset whatsoever. The Termination Fee shall be paid no later than upon execution of this Agreement. The Termination Fee is the amount which the parties have negotiated and agreed upon as a fee or compensation which is intended as their fair estimate of losses and damages which are difficult to calculate and which Landlord is likely to sustain due to the early termination of the Lease, including the unamortized portion of any concessions, commissions, allowances and other expenses incurred by Landlord in connection with the Premises leased by Tenant under the Lease, and Landlord's loss of future rent in connection therewith. Such amount shall be Landlord's earned fee and liquidated damages for such estimated losses and damages, whether such losses and damages in fact are greater or less than the applicable amount of the Termination Fee. The Termination Fee shall mean & consist of the following:

          (a) the amount equal to Seven Hundred Seventy-three Thousand Nine Hundred Forty-nine and 80/100 Dollars ($773,949.80), which shall be paid immediately upon execution of this Agreement in cash, certified funds or wired funds (wired if so directed by Landlord, in accordance with written wiring instructions separately provided by Landlord to Tenant);

          (b) the additional amount of Seventy-seven Thousand Six Hundred and Five Dollars ($77,605.00), which shall be satisfied by Landlord's application immediately upon execution of this Agreement of the Security Deposit to satisfy Tenant's obligation to pay such additional amount, and Tenant hereby waives any and all right of Tenant in or to the Security Deposit, and transfers to Landlord all such rights;

          (c) Tenant hereby waives any and all right, if any, of Tenant to remove any Tenant Alterations, and transfers to Landlord all right, title and interest of Tenant, if any, in such Tenant Alterations fully as though by bill of sale, and represents and warrants that Landlord and its successors and assigns shall hold and enjoy the same free of claims, liens or other interests of any other party; and

          (d) Tenant hereby waives any and all right of Tenant to remove those certain trade fixtures and that certain personal property described in
     Schedule 1 of Exhibit A, and transfers to Landlord all right, title and interest of Tenant in such trade fixtures and personal property, fully as though by bill of sale, and represents and warrants that Landlord and its successors and assigns shall hold and enjoy the same free of claims, liens or other interests of any other party. Tenant shall deliver to Landlord a bill of sale for the property transferred to Landlord in the form set forth in Exhibit A hereto.

     4. RELEASE. In consideration of Landlord releasing Tenant from the obligation to pay the balance of the rentals accruing under the Lease for the period after the Termination Date and executing this Agreement, except to the extent of Landlord's obligations expressly set forth in this Agreement, Tenant hereby releases and forever discharges Landlord, and its partners, officers, directors, agents, property manager, trustees, beneficiaries, and employees (collectively, "Releasees"), of and from any and all claims, acts, damages, demands, rights of action and causes of action which Tenant ever had, now has, or in the future may have, against Releasees, arising from or in any way connected with the Lease, or Landlord's management or operation of the Building (those matters and only those above-described matters released by Landlord and Tenant respectively are referred to collectively as the "Released Matters"). Tenant understands and agrees that by Landlord's execution of this Agreement, Releasees do not admit any liability of any nature whatsoever. This Agreement is made entirely as a compromise and for the purpose of terminating the Lease. With respect to the Released Matters, both parties expressly waive any and all rights which they may have under Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     5.   REPRESENTATIONS.

          (a) Each party represents to the other that it has full power and authority to execute this Agreement.

          (b)  Tenant represents that:

          (i) It has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease or any interest in the Lease or the Premises, and has no knowledge of any existing or threatened claim, demand, obligation, liability, action or cause of action arising from or in any manner connected with the Lease or the Premises by any other party;

          (ii) All subleases, concessions, and other rights of use and occupancy of the Premises, insurance policies, and maintenance and service contracts which Landlord has not previously elected in writing to continue, if any, have been legally terminated or will be terminated prior to the Termination Date. No cause of action against Landlord exists as of the date of this Agreement nor will exist in the future in any party to a sublease, concession, agreement for use or occupancy, or insurance policy or maintenance or service contract, based on the breach of any contract or obligation arising from the termination of the Lease;

          (iii) There are no outstanding contracts for the supply of labor or material as of the date of this Agreement, and no work has been done or is being done, nor have materials been delivered in, about, or to the Premises which has or have not been fully paid for, for which a mechanics' lien could be asserted and/or foreclosed under the lien laws of the State of California;

          (iv) Tenant is the owner of the entire interest of tenant pursuant to the Lease subject to no liens, claims or encumbrances;

          (v) The Premises are now and will on the Termination Date be clean and in good order, condition and repair, reasonable wear and tear excepted; and

          (vi) No litigation arising out of or in any way connected with Tenant's interest under the Lease or occupancy of the Premises is pending or threatened.

     (c) The obligations of each party with respect to its representations and warranties under this Section survive the expiration or sooner termination of the Term of the Lease.

     6. HOLDING OVER. Any holding over of possession of the Premises or any part thereof by Tenant after the Termination Date shall be governed by the provisions of the Lease, including but not limited to Paragraph 36 of the Original Lease. The foregoing provisions shall not serve to extend the Term (although Tenant shall be bound to comply with all provisions of the Lease until Tenant vacates the Premises).

     7. NO RELEASE OF ACCRUED OBLIGATIONS. Neither this Agreement nor the acceptance by Landlord of the Premises and the termination of the Lease shall in any way:

          (a) be deemed to excuse or release Tenant from any obligation or liability, including without limitation any obligation or liability under provisions of the Lease to indemnify, defend and hold harmless Landlord or other parties, or with respect to any breach or breaches of the Lease, which obligation or liability (i) first arises on or prior to the date Tenant ceases to use or hold possession of part or all of the Premises or (ii) arises out of or is incurred in connection with events or other matters which took place on or prior to the date Tenant ceases to use or hold possession of part or all of the Premises, or

          (b) affect any obligation under the Lease which by its terms is intended to survive the expiration or sooner termination of the Lease.

     8. CONTINGENCY REGARDING TERMINATION FEE. If any payment, or any part thereof, made in connection with this Agreement or the Lease is subsequently invalidated, declared to be fraudulent or preferential, set aside or avoided and/or required to be rescinded or returned by the Landlord for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Tenant) then the release of Tenant by Landlord will, at the election of Landlord, be voided as if never made, and the liability of Tenant to Landlord for loss of Rent and other damages caused by Tenant's default under the Lease shall not be limited or released by this Agreement and shall be revived, reinstated and restored, and shall exist as if this Agreement had not compromised and limited such liability, and in such event the Lease and Tenant's right to possession of the Premises shall remain terminated pursuant to this Agreement, with such transfer effective on the date of execution of this Agreement and the last day of the Term of the Lease (and Tenant's right to possession) advanced to and ending upon the Termination Date, and in such event Landlord's claims and remedies against Tenant shall be for the full amount of monetary damages caused by Tenant's default under the Lease as would be recoverable under Section 1951.2 of the California Civil Code upon abandonment of the Premises by Tenant as of the Termination Date and/or termination of the Lease as of the Termination Date because of Tenant's default.

     9. BROKERAGE. Each of Landlord and Tenant respectively represents and warrants to the other that neither it nor anyone acting on its behalf has dealt with any real estate broker or finder who might be entitled to a commission based upon the subject matter of this Agreement and no discussions or negotiations were had with any broker or finder concerning the subject matter of this Agreement. Each of Landlord and Tenant respectively agrees to indemnify and defend the other against and hold the other harmless from any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by the indemnifying party with any other broker or brokers in connection with this Agreement.

     10. NOTICES. All bills, statements, consents, notices, requests, demands or communications which either party may desire or be required to give to the other hereunder shall be in writing and delivered to the other party at the addresses and by one of the methods provided under the Lease, and the parties confirm that their addresses for all such purposes are as set forth in the Second Amendment and that the last grammatical paragraph of numbered Paragraph 26 of the Original Lease has not been applicable since the First Amendment and is hereby deleted.

     11. WAIVER. No failure or delay by a party to insist upon the strict performance of any term, condition or covenant of this Agreement, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Agreement or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

         12. AGREEMENT TO PERFORM NECESSARY ACTS. Each party agrees that upon demand therefor, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Agreement or to evidence, perfect or otherwise effectuate the rights and remedies relating to this Agreement.

         13. ATTORNEYS' FEES; COSTS OF DISPUTE RESOLUTION. Each party to this Agreement agrees to bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Agreement. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement or the Lease as amended by this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is com- menced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including without limitation court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding, including without limitation in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 1 01 ~., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

     14. NO DISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written approval of Landlord.

     15. NO OFFER. This Agreement shall not be binding until executed and delivered by both parties. This Agreement shall not be relied upon by any other party, individual, corporation, partnership or other entity as a basis for terminating its lease with Landlord.

     16. WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this Agreement, and no representations, promises or inducements have been made by the parties other than as appear in this Agreement. This Agreement may not be amended except in writing signed by both parties.

     17. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

     18. MISCELLANEOUS. Warranties, representations, agreements, and obligations contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive any and all performances in accordance with this Agreement. This Agreement may be executed in any number of counterparts which together shall constitute the Agreement. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties. This Agreement shall be construed and enforced in accordance with the laws of the state in which the Building is located. In the event of a conflict between the terms and provisions of this Agreement and those contained in the Lease, the terms and provisions of this Agreement shall control.

     19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. The parties contemplate that they may be executing counterparts of this Agreement transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature. This Agreement may also be executed in duplicates, and each duplicate shall be equally admissible in evidence and shall fully bind each party who has executed it.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


         TENANT:                Cygnus, Inc.,
                                a Delaware corporation

                                By: /s/ John C Hodgman
                                    --------------------------------------------
                                    Print Name: John C Hodgman
                                    Title: Chairman, President & CEO
                                           (Chairman of Board, President or Vice
                                           President)
                                    Date:  12 DEC 2004

                                By:  /s/ Barbara G. McClung
                                     -------------------------------------------
                                     Print Name: Barbara G. McClung
                                     Title: Secretary
                                            (Secretary, Assistant Secretary,
                                            CFO or Assistant Treasurer)
                                     Date:  12/16/04


         LANDLORD:              Metropolitan Life Insurance Company,
                                A New York corporation

                                By:  /s/ Michael Pace
                                     -------------------------------------------
                                     Print Name:  Michael Pace
                                     Title:  Director
                                     Date:  12/16/04

                                    EXHIBIT A
             (Lease Termination Agreement with Cygnus) Bill of Sale

     KNOW ALL MEN BY THESE PRESENTS, that CYGNUS, INC., a Delaware corporation ("Seller"), for valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, hereby sells, assigns, transfers and conveys unto METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Purchaser"), any and all of Seller's right, title and interest in and to the fixtures, furniture, furnishings, equipment and other items of property located in, at or about the premises located at 400 Penobscot Drive, Redwood City, California (the "Premises") and listed on Schedule 1, which is attached hereto and incorporated herein by this reference, (collectively, the "Property"). The Premises were previously leased by Seller from Purchaser. Seller hereby acknowledges and agrees that the cost of removal, related repair and restoration of the Premises, and disposition of the Property is greater than the current fair market value, if any, of the Property.

     TO HAVE AND TO HOLD all of said Property unto Purchaser, its successors and assigns, to its own use, transfer and/or disposition forever.

     SELLER WARRANTS AND REPRESENTS to Purchaser and its successors and assigns that Seller holds good, clear and transferable title to the Property free and clear of any and all liens, claims and encumbrances. Seller, for itself and its successors and assigns, hereby covenants and agrees that it will at any time and from time to time, at the request of Purchaser, promptly execute and deliver to Purchaser any new or confirmatory instrument and any and all other and further instruments that Purchaser may reasonably request to vest or confirm in Purchaser the full right, title and interest in or to any item of the Property covered by this Bill of Sale or to enable Purchaser to realize upon or otherwise to enjoy such assets or to carry into effect the intent and purposes hereof. Seller for itself, its successors and assigns, further covenants and agrees that it will warrant and defend the title to the Property against the just and lawful claims and demands of all persons whomsoever.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of December 16, 2004. Each individual executing this Bill of Sale individually warrants that he/she has the authority to execute this Bill of Sale on behalf of Seller.

                             Cygnus, Inc.,
                             a Delaware corporation

                             By: /s/ John C Hodgman
                                 -----------------------------------------------
                                 Print Name: John C Hodgman
                                 Title: Chairman, President & CEO
                                        (Chairman of Board, President or Vice
                                        President)


                             By: /s/ Barbara G. McClung
                                 -----------------------------------------------
                                 Print Name:  Barbara G. McClung
                                 Title: Secretary
                                        (Secretary, Assistant Secretary, CFO or
                                        Assistant Treasurer)

                          SCHEDULE 1 - TO BILL OF SALE

                       List of Property Sold to Purchaser

GENERAL ITEMS:

All office cubicle systems/modular work stations (including dismantled ones) All conference room furniture
All chairs in cubicles, offices and conference rooms
Lobby furniture
All white boards
Card-key system
Mitel phone system and handsets
All wiring in place - uncut and plugged into routers/punch-downs
Diesel back-up generator (Tenant shall remove any Hazardous Material) Flammable storage shed
Walk-in refrigerator Chiller
Glass washer and dryer: Nanopure in Room 2153
Nitrogen generator
DI Water systems in Room 2154
UPS system in server room
Printer station in Room 2119
Card-Ex filing system
Shelving in Room 2184


WET LAB ITEMS:

All fume hoods
All glass storage shelves located in wet labs
All lab stools except those in Room 2175
Biology hoods in Room 2131
All built-in benches and storage
Hazardous Material storage closets in Room 2171 (Tenant shall remove any debris & Hazardous Material) Hazardous Material waste storage facility in Room 2165 (Tenant shall remove any debris & Hazardous Material)
Shelving in Room 2164
Benches in Room 2182
Lab stools in Room 2181
Tables and chairs in Room 2157
All fixtures, furnishings and equipment in Room 2153


WAREHOUSE ITEMS:

All shelving in place